Hayward Holdings, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2023

1.Introduction

Hayward Holdings, Inc. (the “Company,” “Hayward,” “we,” “us” or “our”) has filed this Conflict Minerals Report as an exhibit to its Form SD as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Conflict Minerals Rule”).

The Conflict Minerals Rule imposes reporting obligations on public companies, including Hayward, whose manufactured final products contain one or more “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Conflict Minerals Rule and the related disclosures, the term “conflict minerals” is defined to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold.

Hayward uses conflict minerals in some of our products and is therefore required to perform a reasonable country of origin inquiry into the sources of necessary conflict minerals in our products and disclose the results of such diligence. The design of our due diligence, survey of our suppliers and related results for the reporting period from January 1, 2023 through December 31, 2023 (the “Reporting Period”) are described below.

2.Company Overview

Hayward is an industry-leading global designer, manufacturer and marketer of a broad portfolio of pool and outdoor living systems. We offer a wide range of pool equipment, including single and high efficiency variable speed pumps, filters, robotic, suction and pressure cleaners, high efficiency gas heaters and heat pumps, LED illumination solutions, water features and landscape lighting, water sanitizers, salt chlorine generators, safety equipment and in-floor automated cleaning systems.

We maintain longstanding relationships with approximately 700 suppliers. We mainly purchase assembled components such as motors, metal parts, cables and extrusions from our suppliers. We also purchase raw materials, such as resins (ABS, PP, HDPE, PVC), metals (copper, steel, aluminum, titanium, ruthenium) and liner board (packaging).

For additional information about our business, including our business segments, products and services, customers, suppliers, and sales channels, refer to Hayward’s Annual Report on Form 10-K for the year ended December 31, 2023.

3.Conflict Minerals Compliance Process

A.Compliance Framework Overview

Hayward utilized the Organization for Economic Co-operation and Development (“OECD”) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition to frame our conflict minerals compliance process.

B. Reasonable Country of Origin Inquiry
After a review of our business, Hayward determined that conflict minerals may be contained in certain of our products manufactured or contracted for manufacture during the Reporting Period. Because of this determination, we conducted in good faith a reasonable country of origin inquiry regarding those minerals, which was designed to determine whether any of the conflict minerals in our products originated in the Democratic Republic of the Congo (“DRC”) or any adjoining country (each adjoining country or the DRC, a “Covered Country”).

We identified certain suppliers that potentially supplied us with products that had the potential to contain conflict minerals and asked those suppliers to complete the Conflict Minerals Reporting Template (“CMRT”), the industry standard reporting tool created by the Responsible Minerals Initiative (“RMI”). Based on the responses received, we determined that certain of our products contained conflict minerals that may have originated in a Covered Country. Accordingly, we performed the following due diligence to determine the source of these necessary conflict minerals.

C. Due Diligence Performed
Hayward performed the due diligence measures presented below, which align with the five-step framework established by the OECD.

i. Establish Strong Company Management Systems
Hayward has taken steps to develop strong company management systems pertaining to the use of conflict minerals in our products and supply chain. We adopted a policy related to our sourcing of conflict minerals, which is available to the public on our Investor Relations website, at https://investor.hayward.com/resources/ESG-Policies/default.aspx. Additionally, we developed a cross-functional team to set Hayward’s conflict minerals strategy, enable timely implementation, and execute the due diligence program, which we refer to as our “conflict minerals team.” Our supply chain department has primary responsibility for program execution, with support by the financial reporting and legal departments. Senior management was briefed regularly about our due diligence efforts and findings along with the Audit Committee of our Board of Directors.

We also partnered with a team of dedicated program specialists through our third-party service provider, Source Intelligence. Due to its position in the supply chain, Hayward does not have a direct relationship with conflict mineral smelters and refiners. We rely on the information provided by our suppliers, as part of the reasonable country of origin process conducted by Source Intelligence and our conflict minerals team to understand the sourcing and use of conflict minerals in our products.

ii. Identify and Assess Risks in the Supply Chain

Hayward is a downstream user of conflict minerals, so, in general there are many third-parties between the mines or locations where the conflict minerals originate and the manufacturers that provide us with components used in our products. Hayward identified 251 suppliers as in-scope for conflict mineral regulatory purposes. In partnership with Source Intelligence, these suppliers were contacted as part of the reasonable country of origin process. Additional solicitation requests, including in languages other than English for our international partners, were sent to suppliers that did not respond or provide sufficient information. These suppliers were also escalated with the supply chain management team.
Hayward’s conflict mineral due diligence inquiry ended with a response rate of 74%, with 185 suppliers responding with a CMRT version 6.22.
Supplier responses were evaluated for plausibility, consistency and gaps. Source Intelligence maintains a smelter and refiner database that contains known metal processors, known exclusive recyclers, the mine country of origin and conflict-free certification status. Source Intelligence collected and reviewed the data submitted by suppliers via CMRTs and compared it against its existing database. Supplier responses listing entities that were not verified smelters and refiners were flagged and suppliers were asked for further clarification. Smelters and refiners were each assigned a risk level based on whether (1) it has an indication of sourcing from a Covered Country or (2) it is physically located within the DRC.

iii. Design and Implement a Strategy to Respond to Identified Risks

Our conflict minerals team identified suppliers who used high risk smelters and refiners. As part of the Company’s risk management plan, and to communicate the Company’s expectations with its suppliers, Hayward asked the following of these suppliers:

•What steps have you taken to ensure the proceeds are not funding violence?
•Have you requested the smelter become certified conflict-free?
•Are you attempting to remove this smelter from your suppliers?
•Would you be able to complete a part-level CMRT, confirming these smelters are not used in creating the parts and products we purchase if we provided you with a list of part numbers?

The responses from these suppliers are being reviewed.

iv. Independent Third-Party Audit
Consistent with Rule 13p-1 and the Securities and Exchange Commission’s (“SEC”) April 29, 2014 statement1 relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

v. Report Annually on Supply Chain Due Diligence
This Conflict Minerals Report constitutes our annual report on our conflict mineral supply chain due diligence and is available on our website at https://www.investor.hayward.com/financials/sec-filings/default.aspx, and is filed with the SEC.

4.Results of Review

Hayward identified 251 suppliers as in-scope for conflict mineral regulatory purposes. These suppliers were initially contacted by Source Intelligence as part of the reasonable country of origin inquiry process. The response rate was 74%, with 185 suppliers responding with a CMRT version of 6.22 or higher.
Of the responding 185 suppliers, 91 suppliers (49%) indicated one or more conflict minerals as necessary to the functionality or production of the products they may potentially supply to Hayward.
Based on the available data from Source Intelligence, those 91 suppliers sourced at least one of the conflict minerals from at least one of 342 verified smelters and refiners for the calendar year ending December 31, 2023. Of these 342 verified smelters and refiners, 49 smelters and refiners have an indication of sourcing from a Covered Country. Of these 49 smelters and refiners, five smelters, located outside of the DRC were identified as high risk as they are not certified conflict-free by RMI. Additionally, five smelters and refiners were physically located within the DRC, of which two smelters are identified as high risk as they are not certified conflict-free by RMI.
Attached as Annex I to this Conflict Minerals Report is a list of all the smelters and refiners identified by our suppliers in their completed CMRT forms that appear on the list of smelters maintained by RMI. Based on the information provided by the Company’s suppliers, smelters and refiners, as well as from RMI and other sources, Hayward believes the countries of origin of the conflict minerals contained in products manufactured by the Company or contracted by the Company to be manufactured include the countries listed in Annex II to this Conflict Minerals Report, as well as recycled and scrap sources.
As part of due diligence, Hayward identified the seven verified smelters and refiners, noted in Annex I, in its supply chain as having an indication of sourcing one or more conflict minerals from a Covered Country or being physically located within the DRC, and not certified conflict free. Hayward also identified that of the 91 suppliers that indicated one or more conflict minerals as necessary, 26 suppliers indicated sourcing from the seven high risk smelters and refiners.

5.Expected Future Actions

In compliance with the Conflict Mineral Rule, we have taken, and intend to take, additional steps to mitigate the risk that conflict minerals contained in our products could benefit armed groups in the DRC. These include engaging in further dialogue with our suppliers, undertaking to improve our response rate to the supplier survey, identifying potential areas of risk, and seeking products and components that comply with our Conflict Minerals Policy.

6.Forward-Looking Statements

This Conflict Minerals Report contains certain statements that are ‘‘forward-looking statements’’ as that term is defined under the Private Securities Litigation Reform Act of 1995 (the ‘‘Act’’) and releases issued by the SEC. All statements, other than statements of historical fact, included in this Conflict Minerals Report, are forward-looking statements relating to our conflict mineral compliance plans. When used in this document, words such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘would,’’ ‘‘intend,’’ ‘‘potential,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘target,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek’’ and similar expressions as they relate to us are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict or out of our control. Actual outcomes and results may differ materially from these forward-looking statements. The forward-looking statements included in
1 Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014.

this Conflict Minerals Report are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.

ANNEX I

List of smelters and refiners identified by our suppliers in their completed CMRT forms that appear on the list of smelters maintained by RMI.

Conflict Mineral	Official Smelter Name	Smelter Country	RMI Smelter ID	Conflict-Free Certifications[2]
Gold	L'Orfebre S.A.	Andorra	CID002762	RMAP
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	RJC, RMAP
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	RMAP
Tin	Aurubis Beerse	Belgium	CID002773	RMAP
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	LBMA, RMAP
Tin	EM Vinto	Bolivia	CID000438	RMAP
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337	RMAP
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tantalum	AMG Brasil	Brazil	CID001076	RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	LBMA, RMAP
Gold	Coimpa Industrial LTDA	Brazil	CID004010	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	RMAP
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	RMAP
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	RMAP
Gold	Marsam Metals	Brazil	CID002606
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	RMAP
2 Hayward acknowledges three different conflict-free certifications.
•Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)
oRMAP: The smelter has an active certification or is in the process of renewing their certification.
oRMAP-Progressing: The smelter has been identified and has committed to obtaining certification within an agreed upon timeframe.
oRMAP-Active: The smelter is actively moving through the certification process.
•Responsible Gold Certificate: London Bullion Market Association (LBMA)
oLBMA: The smelter has obtained a Responsible Gold Certification.
•Chain of Custody Certificate: Responsible Jewelry Council (RJC)
oRJC: The smelter has obtained a Chain-of-Custody Certification.

* Based on information provided by the Company’s suppliers, as well as RMI and other sources, for this smelter, there is an indication of sourcing one or more conflict minerals from a Covered Country or being physically located within the DRC, and not certified conflict free.

Tin	Mineracao Taboca S.A.	Brazil	CID001173	RMAP
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	RMAP
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	RMAP
Tin	Super Ligas	Brazil	CID002756	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	RMAP
Gold	Asahi Refining Canada Ltd.	Canada		LBMA, RMAP
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	LBMA, RMAP
Gold	Royal Canadian Mint	Canada	CID001534	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	RMAP
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000227
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	RMAP
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	RMAP
Tin	China Tin Group Co., Ltd.	China	CID001070	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Gold	Dongwu Gold Group	China	CID003663
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	RMAP
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	RMAP
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	LBMA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	RMAP
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	RMAP - Active
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	LBMA, RJC, RMAP

Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	LBMA, RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	RMAP
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	LBMA, RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	RMAP
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	RJC, RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	RMAP
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	LBMA, RMAP

Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	LBMA, RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	RMAP
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	LBMA, RMAP
Gold	Gold by Gold Colombia	Colombia	CID003641	RMAP
Gold	SAFINA A.S.	Czech Republic	CID002290	RMAP
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)	CID004065	RMAP
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	Molycorp Silmet A.S.	Estonia	CID001200	RMAP
Gold	SAAMP	France	CID002761
Gold	WEEEREFINING	France	CID003615	RMAP
Gold	Agosi AG	Germany	CID000035	LBMA, RJC, RMAP
Gold	Aurubis AG	Germany	CID000113	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	LBMA, RJC, RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	RMAP
Gold	Heimerle + Meule GmbH	Germany	CID000694	LBMA, RMAP
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	RMAP
Tantalum	TANIOBIS GmbH	Germany	CID002545	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	RMAP
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	RMAP
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Augmont Enterprises Private Limited	India	CID003461	RMAP - Active
Gold	Bangalore Refinery	India	CID002863	RMAP - Active
Gold	CGR Metalloys Pvt Ltd.	India	CID003382

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	RMAP - Active
Gold	JALAN & Company	India	CID002893
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	MD Overseas	India	CID003548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	LBMA, RMAP
Tin	Precious Minerals and Smelting Limited	India	CID003409	RMAP - Active
Gold	Sai Refinery	India	CID002853
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sovereign Metals	India	CID003383
Tin	CV Ayi Jaya	Indonesia	CID002570	RMAP
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	LBMA, RMAP
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	RMAP
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	RMAP
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	RMAP
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	RMAP
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	RMAP
Tin	PT Bangka Prima Tin	Indonesia	CID002776	RMAP
Tin	PT Bangka Tin Industry*	Indonesia	CID001419	RMAP - Active
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	RMAP
Tin	PT Bukit Timah	Indonesia	CID001428	RMAP
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	RMAP
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	RMAP
Tin	PT Mitra Stania Prima	Indonesia	CID001453	RMAP
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	RMAP
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	RMAP
Tin	PT Prima Timah Utama	Indonesia	CID001458	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	RMAP
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	RMAP
Tin	PT Rajehan Ariq	Indonesia	CID002593	RMAP
Tin	PT Refined Bangka Tin	Indonesia	CID001460	RMAP
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	RMAP
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	RMAP
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	RMAP
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	RMAP
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	RMAP
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	RMAP
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493	RMAP
Gold	8853 S.p.A.	Italy	CID002763
Gold	Chimet S.p.A.	Italy	CID000233	LBMA, RMAP

Gold	Italpreziosi	Italy	CID002765	RJC, RMAP
Gold	Safimet S.p.A	Italy	CID002973
Gold	T.C.A S.p.A	Italy	CID002580	LBMA, RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004	RMAP
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	RMAP
Gold	Asahi Pretec Corp.	Japan	CID000082	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	RMAP
Gold	Chugai Mining	Japan	CID000264	RMAP
Gold	Dowa	Japan	CID000401	RMAP
Tin	Dowa	Japan	CID000402	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	RMAP
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	LBMA, RMAP
Gold	Japan Mint	Japan	CID000823	LBMA, RMAP
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	LBMA, RMAP
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	RMAP
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	Japan	CID001188	LBMA, RMAP
Tin	Mitsubishi Materials Corporation	Japan	CID001191	RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	LBMA, RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	RMAP
Gold	Nihon Material Co., Ltd.	Japan	CID001259	LBMA, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	LBMA, RMAP
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	LBMA, RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	RMAP
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	LBMA, RMAP
Gold	Yamakin Co., Ltd.	Japan	CID002100	RMAP
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	RMAP
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957	LBMA, RMAP
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	RMAP
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	CID004060	RMAP - Progressing
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	CID003978
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	RMAP

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	LBMA, RMAP
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	RMAP
Gold	NH Recytech Company	Korea, Republic of	CID003189	RMAP
Gold	Samduck Precious Metals*	Korea, Republic of	CID001555
Gold	SAMWON METALS Corp.	Korea, Republic of	CID001562
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	RMAP
Gold	Torecom	Korea, Republic of	CID001955	RMAP
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	RMAP
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	RMAP - Active
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Caridad	Mexico	CID000180
Tantalum	KEMET de Mexico	Mexico	CID002539	RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	LBMA, RMAP
Tin	DS Myanmar	Myanmar	CID003831	RMAP
Tin	Pongpipat Company Limited	Myanmar	CID003208
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	RMAP
Gold	Morris and Watson	New Zealand	CID002282
Gold	K.A. Rasmussen	Norway	CID003497
Tin	Minsur	Peru	CID001182	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	LBMA, RMAP
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	RMAP
Tin	Fenix Metals	Poland	CID000468	RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	RMAP
Gold	Albino Mountinho Lda.	Portugal	CID002760
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Hydrometallurg, JSC*	Russian Federation	CID002649
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927

Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tungsten	Unecha Refractory Metals Plant	Russian Federation	CID002724
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	RMAP
Tantalum	PowerX Ltd.	Rwanda	CID004054	RMAP
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	LBMA, RJC, RMAP
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	RMAP
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	LBMA, RMAP
Tin	Aurubis Berango	Spain	CID002774	RMAP
Tin	CRM Synergies	Spain	CID003524	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	LBMA, RMAP
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Boliden AB	Sweden	CID000157	LBMA, RMAP
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	LBMA, RMAP
Gold	Cendres + Metaux S.A.	Switzerland	CID000189

Gold	Metalor Technologies S.A.	Switzerland	CID001153	LBMA, RJC, RMAP
Gold	MKS PAMP SA	Switzerland	CID001352	LBMA, RMAP
Gold	PX Precinox S.A.	Switzerland	CID001498	LBMA, RMAP
Gold	Valcambi S.A.	Switzerland	CID002003	LBMA, RJC, RMAP
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407	RMAP
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397	RMAP
Tin	Rui Da Hung	Taiwan	CID001539	RMAP
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	LBMA, RMAP
Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810
Gold	GG Refinery Ltd.*	Tanzania	CID004506	RMAP - Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	RMAP
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	RMAP
Tin	Thaisarco	Thailand	CID001898	RMAP
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Istanbul Gold Refinery	Turkey	CID000814	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	LBMA, RMAP
Gold	African Gold Refinery*	Uganda	CID003185
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Abington Reldan Metals, LLC	United States	CID002708	RMAP
Gold	Advanced Chemical Company	United States	CID000015	RMAP - Active
Gold	Alexy Metals	United States	CID003500
Tin	Alpha	United States	CID000292	RMAP
Gold	Asahi Refining USA Inc.	United States	CID000920	LBMA, RMAP
Tantalum	D Block Metals, LLC	United States	CID002504	RMAP
Gold	Geib Refining Corporation	United States	CID002459
Tantalum	Global Advanced Metals Boyertown	United States	CID002557	RMAP
Tungsten	Global Tungsten & Powders LLC	United States	CID000568	RMAP
Tungsten	Kennametal Fallon	United States	CID000966	RMAP
Tungsten	Kennametal Huntsville	United States	CID000105	RMAP
Gold	Kennecott Utah Copper LLC	United States	CID000969	LBMA, RMAP

Gold	Materion	United States	CID001113	RMAP
Tantalum	Materion Newton Inc.	United States	CID002548	RMAP
Tin	Metallic Resources, Inc.	United States	CID001142	RMAP
Gold	Metallix Refining Inc.	United States	CID003557
Gold	Metalor USA Refining Corporation	United States	CID001157	LBMA, RJC, RMAP
Tungsten	Niagara Refining LLC	United States	CID002589	RMAP
Gold	Pease & Curren	United States	CID002872
Gold	QG Refining, LLC	United States	CID003324
Tantalum	QuantumClean	United States	CID001508	RMAP
Gold	Sabin Metal Corp.	United States	CID001546
Tantalum	Telex Metals	United States	CID001891	RMAP
Tin	Tin Technology & Refining	United States	CID003325	RMAP
Gold	United Precious Metal Refining, Inc.	United States	CID001993	RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	CID004619	RMAP - Active
Tungsten	Masan High-Tech Materials	Vietnam	CID002543	RMAP
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	VQB Mineral and Trading Group JSC*	Vietnam	CID002015
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515

ANNEX II
List of Countries of Origin for Conflict Minerals3

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe
3 This list of potential countries of origin is populated based on publicly available information and our reasonable country of origin due diligence. Hayward is not certain which of these countries of origin can be linked to our products as the CMRTs received were company-level not product level.